                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported) May 17, 2002


                  Fairfield Inn by Marriott Limited Partnership
                  ---------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
       ------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


        0-16728                                          52-1638296
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)


7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts         02114
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


                                 (617) 570-4600
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                       n/a
       ------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant

     Effective May 17, 2002, the partnership dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent auditors. Arthur Andersen's reports on the Registrant's financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During each of the partnership's two most recent fiscal years and through the date of this report, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The partnership has provided Arthur Anderson with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated May 20, 2002, stating its agreement with such statements.

     The decision to dismiss Arthur Andersen was approved by the board of directors of the manager of the partnership's general partner.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c) Exhibits

     16. Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 20, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 20th day of May, 2002.



                                   FAIRFIELD INN BY MARRIOTT LIMITED PARTNERSHIP

                                   By:  AP-Fairfield GP, LLC
                                        General Partner

                                        By:  AP-Fairfield Manager Corp.
                                             Manager

                                             By: /s/ Carolyn Tiffany
                                                 -----------------------------
                                                 Carolyn Tiffany
                                                 Vice President